Exhibit 10.47

CONFIDENTIAL TREATMENT

FIRST AMENDMENT TO THE

COMMERCIAL SERVICES AGREEMENT

This First Amendment to the Commercial Services Agreement (this “First Amendment”) is made this 26th day of February, 2009, by and between ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (“AstraZeneca”), and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Cubist”).

WHEREAS, AstraZeneca and Cubist previously entered into that certain Commercial Services Agreement between AstraZeneca and Cubist, dated as of July 1, 2008 (the “Agreement”);

WHEREAS, AstraZeneca and Cubist desire to adjust the Annual Baseline Sales for 2008, pursuant to Section 6.1(b) of the Agreement, to account for the occurrence of a Significant Market Event in 2008, namely, []* as contemplated by Section 1.1(rrrrr)(viii) (the “[]* Significant Market Event”), and to set forth the Annual Amount Due for 2008 based on such adjusted Annual Baseline Sales; and

WHEREAS, AstraZeneca and Cubist desire to change the definition of Critical Care Prescriber.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Annual Baselines Sales for 2008.  Exhibit A to the Agreement is hereby amended so that Annual Baseline Sales for Calendar Year 2008 equal []*, and Quarterly Baseline Sales for each Calendar Quarter of Calendar Year 2008 equal []*.  Section 6.1(a) of the Agreement is also hereby amended to delete the following language from the first sentence: “(which shall be prorated to reflect the portion of Calendar Year 2008 commencing on the Baseline Commencement Date through December 31, 2008)”.  The parties hereby acknowledge and agree that such adjustment to the Annual Baseline Sales and Quarterly Baseline Sales for Calendar Year 2008 is sufficient to take account of the entire impact that the []* Significant Market Event is reasonably likely to have on []* for Calendar Year 2008.

2.                                      Annual Amount Due for 2008.  The Agreement is hereby amended so that the report due by AstraZeneca to Cubist pursuant to Section 3.11(b)(iv) for Calendar Year 2008 shall be in the form attached hereto as Attachment A (rather than the form set forth in Exhibit Q to the Agreement).  Further, Attachment A hereto is hereby deemed to constitute such report and satisfy AstraZeneca’s reporting obligation under Section 3.11(b)(iv) with respect to Calendar Year 2008.  The Annual Amount Due for Calendar

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

Year 2008 shall be as calculated in Attachment A hereto and shall not be modified or adjusted pursuant to Section 6.2(d) of the Agreement or otherwise for any reason.

3.                                      Critical Care Prescriber.  The Agreement is hereby amended by removing the prior definition of Critical Care Prescriber in Section 1.1(gg) and replacing it with the following:

“Critical Care Prescriber” means a Person (including a non-prescriber) who is an intensivist, pulmonologist, critical care physician, or other healthcare practitioner who influences prescribing behavior (e.g. a nurse, pharmacist or physician assistant) who practices, is employed by or otherwise provides services in the critical care department of a Critical Care Target Account.

4.                                      Definitions.  All terms used, but not defined, in this First Amendment shall have the respective meanings set forth in the Agreement.

5.                                      Construction.  The principles set forth in Section 1.2 of the Agreement shall apply to this First Amendment.

6.                                      Effective Date; Incorporation of Terms; Continuing Effect. This First Amendment shall be deemed effective for all purposes as of the Effective Date of the Agreement, except that Section 3 of this Amendment shall be deemed effective as of January 1, 2009.  All of the amendments set forth in this First Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement, as amended by this First Amendment, shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article XVI (Miscellaneous) of the Commercial Services Agreement which shall, as applicable, be deemed to apply to this First Amendment (including with respect to the governing law with respect to this First Amendment)).  Except as otherwise expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

7.                                      Counterparts.  This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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*Confidential Treatment Requested.  Omitted portions filed with the Commission.

2

IN WITNESS WHEREOF, the parties, intending to be bound, have caused this First Amendment  to be executed on their behalf by their duly authorized agent as of the day and year first above written.

ASTRAZENECA PHARMACEUTICALS LP		CUBIST PHARMACEUTICALS, INC.

By:	/s/ Rich Fante	By:	/s/ Michael W. Bonney

Name:	Rich Fante	Name:	Michael W. Bonney

Title:	President	Title:	President and CEO

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

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Attachment A

Annual Amount Due for 2008

[]*	$	[]	*

[]*	$	[]	*

[]*	$	[]	*

[]*	[]		*

[]*				$	[]	*

[]*

[]*	[]		*

[]*	$	[]	*

[]*	[]		*

[]*				$	[]	*

[]*				$	[]	*

[]*				$	[]	*

[]*

[]*	$	[]	*
[]*	$	[]	*
[]*				$	[]	*

[]*				$	[]	*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

A-1

Calculation of []*

[]*	$	[]	*
[]*	$	[]	*
[]*	$	[]	*
[]*	$	[]	*
[]*	$	[]	*
[]*	$	[]	*
[]*	$	[]	*

[]*	$	[]	*

[]*	$	[]	*

[]*	$	[]	*

[]*	$	[]	*

[]*	[]		*

*Confidential Treatment Requested.  Omitted portions filed with the Commission.

A-2